UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 3, 2025

Strategic Environmental & Energy Resources, Inc.

(Exact Name of Registrant as Specified in Charter)

nevada	000-54987	02-0565834
(State or Other Jurisdiction of Incorporation)	Commission File Number	(IRS Employer Identification No.)

370 Interlocken Blvd, Suite 680, Broomfield, CO 80021

(Address of principal executive offices)

Registrant’s telephone number, including area code: (720)-460-3522

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common	SENR	OTC

Item 8.01 Other Events.

On November 19, 2024, Strategic Environmental & Energy Resources, Inc (“the Company or SEER”) entered into a consulting and investment banking agreement (“Agreement”) with First Block, Inc. (“First Block”). Pursuant to certain terms and conditions of the Agreement, the Company issued 4,000,000 shares of Series A Preferred Stock to First Block. It was further agreed the shares of preferred stock would convert into 3,600,000 common shares of the Company upon the occurrence of certain conditions precedent and the promissory notes from the Company to First Block in the total amount of $225,000 would be deemed paid in full. These preferred shares have a 15 to 1 voting ratio to the Common Stock. This is the first issuance of Preferred Stock by the Company.

On February 28, 2025, and in accordance with the terms and condition of the Agreement, First Block converted these 4,000,000 preferred shares into 3,600,000 shares of common stock and $225,000 of debt owed by the Company to First Block was deemed paid in full.

Item 9.01. Financial Statements and Exhibits

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Strategic Environmental & Energy Resources, Inc

Date:	March 3, 2025

By:	/s/ J. John Combs III
J. John Combs III
Chief Executive Officer